     As filed with the Securities and Exchange Commission on April 23, 2001

                                                       Registration No.333-02847
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              ---------------------

                         POST-EFFECTIVE AMENDMENT NO. 1

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                             COOPER INDUSTRIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              OHIO                                                                 31-4156620
 (State or other jurisdiction of                                                (I.R.S. Employer
  incorporation or organization)                                                Identification No)

600 Travis, Suite 5800
Houston, Texas                                                                        77002
(Address of principal executive offices)                                            (Zip Code)


                             COOPER INDUSTRIES, INC.
                              AMENDED AND RESTATED
                              DIRECTORS' STOCK PLAN

                          -----------------------------

                               Diane K. Schumacher
                             Senior Vice President,
                          General Counsel and Secretary
                             600 Travis, Suite 5800
                              Houston, Texas 77002
                     (Name and address of agent for service)
                                 (713) 209-8400
                     (Telephone number of agent for service)

================================================================================

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

ITEM 8. EXHIBITS.

        Number                     Description
        ------                     -----------
          4.1            Cooper Industries, Inc. Amended and Restated Directors'
                         Stock Plan (incorporated by reference to Exhibit 10.13
                         of Cooper's Form 10-K for the year ended December 31,
                         2000)

         24.1            Powers of Attorney from members of Cooper Industries,
                         Inc.'s Board of Directors

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on April 23, 2001.

                                             COOPER INDUSTRIES, INC.


                                             By /s/ H. John Riley, Jr.
                                                --------------------------------
                                                H. John Riley, Jr.
                                                Chairman of the Board, President
                                                and Chief Executive Officer

/s/ H. John Riley, Jr.                        Director, Chairman of the
-------------------------------------         Board, President and Chief
        H. John Riley, Jr.                    Executive Officer                         April 23, 2001



/s/ D. Bradley McWilliams                     Senior Vice President and
-------------------------------------         Chief Financial Officer                   April 23, 2001
        D. Bradley McWilliams

/s/ Jeffrey B. Levos                          Vice President and Controller
-------------------------------------         and Chief Accounting Officer              April 23, 2001
          Jeffrey B. Levos

*/s/ Warren L. Batts                          Director                                  April 23, 2001
-------------------------------------
           Warren L. Batts

*/s/ Robert M. Devlin                         Director                                  April 23, 2001
-------------------------------------
         Robert M. Devlin

*/s/ Clifford J. Grum                         Director                                  April 23, 2001
-------------------------------------
         Clifford J. Grum

*/s/ Linda A. Hill                            Director                                  April 23, 2001
-------------------------------------
           Linda A. Hill

*/s/ John D. Ong                              Director                                  April 23, 2001
-------------------------------------
            John D. Ong

*/s/ Sir Ralph H. Robins                      Director                                  April 23, 2001
-------------------------------------
        Sir Ralph H. Robins

*/s/ H. Lee Scott                             Director                                  April 23, 2001
-------------------------------------
           H. Lee Scott

*/s/ Dan F. Smith                             Director                                  April 23, 2001
-------------------------------------
           Dan F. Smith

*/s/ Gerald B. Smith                          Director                                  April 23, 2001
-------------------------------------
          Gerald B. Smith

*/s/ James R. Wilson                          Director                                  April 23, 2001
-------------------------------------
           James R. Wilson

*by: /s/ Diane K. Schumacher
     ------------------------------------
     Diane K. Schumacher
     Pursuant to Powers of Attorney filed
     as Exhibit 24.1

                                INDEX TO EXHIBITS

        Number                     Description
        ------                     -----------

          4.1            Cooper Industries, Inc. Amended and Restated Directors'
                         Stock Plan (incorporated by reference to Exhibit 10.13
                         of Cooper's Form 10-K for the year ended December 31,
                         2000)

         *5.1 Opinion of Diane K. Schumacher as to legality of securities being issued

        *23.1            Consent of Diane K. Schumacher (included in Exhibit
                         5.1).

        *23.2            Consent of Ernst & Young LLP, Independent Auditors

         24.1            Powers of Attorney from members of Cooper Industries,
                         Inc.'s Board of Directors


* Previously filed.